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                                                              EXHIBIT 1.A.(8)(b)

                   AMENDMENT NO. 4 TO PARTICIPATION AGREEMENT
                                      AMONG
                      VARIABLE INSURANCE PRODUCTS FUND II,
                        FIDELITY DISTRIBUTORS CORPORATION
                      NATIONAL LIFE INSURANCE COMPANY, AND
                     LIFE INSURANCE COMPANY OF THE SOUTHWEST


THIS AMENDMENT NO. 4 to the Participation Agreement by and among Vermont Life Insurance Company (since merged into National Life Insurance Company, a Vermont corporation ("NLIC")), Variable Insurance Products Fund (the "Fund"), Fidelity Distributors Corporation (the "Underwriter") and, by this Amendment No. 4 the Life Insurance Company of the Southwest, a Texas corporation wholly owned by NLIC ("LSW"), dated August 1, 1989 as amended by Amendment No. 1 to Participation Agreement dated January 1, 1996, Amendment No. 2 to Participation Agreement dated April 28, 1997 and Amendment No. 3 dated April 15, 1998 (the "Participation Agreement"), IS MADE AND ENTERED INTO THIS ____ DAY OF _______, 2001.

1.   By executing this Amendment No. 4, LSW hereby

          a.   becomes a party to this Participation Agreement

          b. is included in the definition of "the Company" along with National Life Insurance Company

          c. is bound by all of the terms and conditions of the Participation Agreement referenced above.

2.   Schedule A is hereby further amended to add the following contract forms:

          Life Insurance Company of the Southwest Contract Form (Flexible Premium Adjustable Variable Life Insurance)

3.   Schedule C is hereby further amended to add the following separate account:

          LSW Variable Life Insurance Account - February 15, 2001

4. Pursuant to section 1.6 hereof, the Fund and the Distributor hereby consent to the investment of net amounts available under the the LSW variable life listed in paragraph 2 above, in the following funds other than the Fund:
     Sentinel Variable Products Trust; the Alger American Fund; American Century Variable Portfolios, Inc.; Dreyfus Socially Responsible Growth Fund, Inc.; INVESCO Variable Insurance Funds, Inc.; J. P. Morgan Series Trust II; Market Street Fund, Inc.; Neuberger Berman Advisers Management Trust; Strong Variable Insurance Funds, Inc.; and Strong Opportunity Fund II.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 4 to the Participation Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be affixed hereto as of the date specified above.


                                        NATIONAL LIFE INSURANCE COMPANY


                                        by
                                           -------------------------------------
                                           Name:
                                           Title:


                                        VARIABLE INSURANCE PRODUCTS FUND


                                        by
                                           -------------------------------------
                                           Name:
                                           Title:


                                        FIDELITY DISTRIBUTORS CORPORATION


                                        by
                                           -------------------------------------
                                           Name:
                                           Title:


                                        LIFE INSURANCE COMPANY OF THE SOUTHWEST
                                        BY:  NATIONAL LIFE INSURANCE COMPANY


                                        by
                                           -------------------------------------